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                                                                      EXHIBIT 21

                             LIST OF SUBSIDIARIES


Name of Subsidiary                      Jurisdiction of Incorporation
---------------------------             -----------------------------

NEBS Business Forms Limited             (Canada)
Shirlite, Ltd.                          (United Kingdom)
Standard Forms, Ltd.                    (United Kingdom)
McBee Systems, Inc.                     (Colorado)
Rapidforms, Inc.                        (New Jersey)
Russell & Miller, Inc.                  (Delaware)
PremiumWear, Inc.                       (Delaware)
Chiswick, Inc.                          (Massachusetts)